UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 19, 2017

Northwest Biotherapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-35737	94-3306718
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

4800 Montgomery Lane, Suite 800

Bethesda, Maryland 20814

(Address of Principal Executive Offices)

(240) 497-9024

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

As previously reported by the Company, the Company’s voluntary withdrawal from listing on Nasdaq constituted a “Fundamental Change” pursuant to the indenture (“Indenture”) relating to the Company’s Convertible Senior Notes (the “Notes”) that were issued in August, 2014 and are otherwise due in August, 2017. The Company was obligated to make an offer to repurchase the Notes in accordance with the terms of the Indenture within a period of 20 business days following this change. Accordingly, the Company was obligated to deliver the offer by January 19, 2017. If the Company’s offer is accepted, the Company will be obligated to execute the repurchase of the Notes by March 10, 2017. However, the Company is in active negotiations with interested third parties and the Holder of the Notes relating to a potential negotiated resolution in lieu of the Company repurchasing the Notes pursuant to the Indenture provisions.

In accordance with the Indenture, on January 19, 2017, the Company delivered a fundamental change notice (the “Notice”) to theHolder of the Notes. The Notice indicates that the Company is offering to repurchase the Notes at a fundamental change repurchase price (the “Fundamental Change Repurchase Price”) equal to 100% of the principal amount of the Notes, plus any accrued and unpaid interest on the Notes up to, but not including, March 10, 2017 (the “Fundamental Change Repurchase Offer”). The full amount of interest for the full term of the Notes was escrowed at the time the Notes were entered into, and the funds for all interest amounts not yet paid remain in escrow.

The Notice also indicated that: (i) the Company ceased to be quoted on the Nasdaq Stock Market, which constituted a Fundamental Change and Make-Whole Fundamental Change under the Indenture, effective as of the open of trading on December 19, 2016; (ii) the anticipated fundamental change repurchase date for the Fundamental Change Repurchase Offer is March 10, 2017; (ii) the Paying Agent and Conversion Agent for the Notes is The Bank of New York Mellon, whose address is 101 Barclay St – 7W, New York NY 10286; (iii) the holder of the Notes must validly surrender the Notes and deliver a Fundamental Change Repurchase Notice to the Paying Agent Prior to 5:00 p.m. on March 9, 2017 in order to participate in the Fundamental Change Repurchase Offer; (iv) the holder may withdraw any valid submission of Notes by delivering to the Paying Agent, prior to 5:00 p.m. (New York City time) on March 9, 2017, a written notice of withdrawal specifying (a) the certificate number, if any, of the Notes in respect of which such notice of withdrawal is being submitted, (b) the principal amount of the Notes in respect of which such notice of withdrawal is being submitted and (c) the principal amount of the Notes which still remain subject to the original Fundamental Change Repurchase Notice; and (v) that the holder will retain its conversion rights with respect to the Notes but must withdraw any its request to have the Notes repurchased before it may convert. The current Conversion Rate for the Securities is 151.4142 shares of Company common stock per $1,000 principal amount of Notes.

The Company is in active discussions with the Holder and third parties concerning a possible mutually agreeable negotiated transaction in lieu of the Company repurchasing the Notes at the Fundamental Change Repurchase Price. However, at the current time, no definitive agreement with respect to an alternative transaction is yet in place, and there can be no assurance that such negotiations will be successful. In addition, there can be no assurance that, if an alternative resolution is not reached, the Company will be able to repurchase the Notes in accordance with the Notice by March 10, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWEST BIOTHERAPEUTICS, INC.

Date: January 19, 2017	By:	/s/ Linda Powers
	Name:	Linda Powers
	Title:	Chief Executive Officer and Chairman